UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BSQUARE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check in the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration No.:

(3)	Filing Party:

(4)	Date Filed:

BSQUARE CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 22, 2010

TO THE SHAREHOLDERS:

Notice is hereby given that the 2010 Annual Meeting of Shareholders of BSQUARE CORPORATION, a Washington corporation (the “Company”), will be held on Tuesday, June 22, 2010 at 10:00 a.m., local time, at the Company’s offices at 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004, for the following purposes:

1.	To elect three Class I directors to serve for the ensuing three years as members of the Company’s Board of Directors and until their successors are duly elected;

2.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 21, 2010 as the record date for the determination of shareholders entitled to vote at this meeting. Only shareholders of record at the close of business on April 21, 2010 are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

All shareholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has previously returned a proxy.

By Order of the Board of Directors

/S/    SCOTT C. MAHAN

Scott C. Mahan

Vice President, Finance & Operations,

Chief Financial Officer, Secretary and Treasurer

Bellevue, Washington

May 4, 2010

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 22, 2010:

The proxy statement and annual report to shareholders are available at www.bsquare.com/investor/proxy.

BSQUARE CORPORATION

PROXY STATEMENT FOR 2010 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General

The enclosed Proxy is solicited by the Board of Directors of BSQUARE Corporation, a Washington corporation, for use at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, June 22, 2010 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company’s principal executive offices at 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004. The Company’s telephone number at its principal executive offices is (425) 519-5900. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to BSQUARE Corporation.

These proxy solicitation materials were mailed on or about May 4, 2010 to all shareholders entitled to vote at the Annual Meeting.

Record Date and Outstanding Shares

Only shareholders of record at the close of business on April 21, 2010 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. The only outstanding voting securities of the Company are shares of common stock, no par value. As of the Record Date, 10,188,672 shares of the Company’s common stock were issued and outstanding, held by 146 shareholders of record.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by delivering to the Secretary of the Company at the address referenced above, a written instrument revoking the proxy or delivering a duly executed proxy bearing a later date (in either case no later than the close of business on June 21, 2010) or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Each holder of common stock is entitled to one vote for each share held.

This solicitation of proxies is made by our Board of Directors, and all related costs will be borne by the Company. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers or other employees (without additional consideration). We do not anticipate that we will engage the services of a proxy solicitor; however, the Board of Directors has authorized management to do so if it deems this action to be necessary.

Shareholders of Record and “Street Name” Holders

Where shares are registered directly in the holder’s name, that holder is considered the shareholder of record with respect to those shares. If shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. Those shares are said to be held in “street name” on behalf of the beneficial owner of the shares. Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction form provided by that broker, bank, trust or other nominee.

Quorum; Abstentions; Broker Non-Votes

At the Annual Meeting, inspectors of election will determine the presence of a quorum and tabulate the results of the voting by shareholders. A quorum exists when holders of a majority of the total number of outstanding shares of common stock that are entitled to vote at the Annual Meeting are present at the Annual Meeting in person or by proxy. A quorum is necessary for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” will be included in determining the presence of a quorum at the Annual Meeting.

Broker non-votes may occur as to shares held in street name. Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, in the absence of instructions from the beneficial owner of those shares, brokers may vote those shares on behalf of their clients with respect to “routine” matters (such as the ratification of auditors), but not with respect to non-routine matters (such as the election of directors). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes with respect to routine matters but not with respect to non-routine matters. The “non-vote” with respect to non-routine matters is called a “broker non-vote.”

The three nominees for election to the Board of Directors who receive the greatest number of votes cast “for” the election of directors by the shares present, in person or by proxy, will be elected to the Board of Directors and abstentions and broker non-votes will have no effect on the outcome. Shareholders are not entitled to cumulate votes in the election of directors.

The approval of Proposal No. 2, the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm, will require that the votes cast in favor of the proposal exceed the votes cast against the proposal, and abstentions and broker non-votes will have no effect on the outcome.

All shares entitled to vote and represented by properly executed, unrevoked proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted for the election of the three Class I directors nominated by the Governance and Nominating Committee of the Board of Directors, and for the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm.

If any other matters are properly presented for consideration at the Annual Meeting, which may include, for example, a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Deadlines for Receipt of Shareholder Proposals

Shareholder proposals may be included in our proxy statement and form of proxy for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, regarding the inclusion of shareholder proposals in company-sponsored proxy materials. For a shareholder proposal to be considered for inclusion in our proxy statement and form of proxy for the annual meeting to be held in 2011, we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than January 4, 2011. Submitting a shareholder proposal or director nomination does not guarantee that it will be included in the Company’s proxy statement and form of proxy.

In addition, a shareholder proposal that is not intended for inclusion in the Company’s proxy statement and form of proxy under Rule 14a-8 may be brought before the 2011 annual meeting of shareholders provided that we receive information and notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to the Secretary of the Company at our principal executive offices, no later than March 24, 2011. A copy of the full text of our Bylaws may be obtained by writing to the Secretary of the Company at our principal executive offices.

We strongly encourage any shareholder interested in submitting a proposal to contact the Secretary of the Company in advance of these deadlines to discuss any proposal he or she is considering, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. All notices of shareholder proposals, whether or not intended to be included in the Company’s proxy materials, should be in writing and sent to our principal executive offices, located at: BSQUARE Corporation, 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004, Attention: Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

We currently have seven directors divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director is removed, resigns or, by reason of death or other cause, is unable to serve in the capacity of director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Set forth below is certain information furnished to us by the director nominees and by each of the incumbent directors whose terms will continue following the Annual Meeting. There are no family relationships among our directors and officers.

Nominees For Directors

Three Class I directors are to be elected at the Annual Meeting for three-year terms ending in 2013. The Governance and Nominating Committee of the Board of Directors has nominated Elliott H. Jurgensen, Jr., Scot E. Land, and Kendra A. VanderMeulen for election as Class I directors. Mr. Land and Ms. VanderMeulen, who are also members of the Governance and Nominating Committee, abstained from voting on their own nominations.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Jurgensen and Land and Ms. VanderMeulen. The proxies cannot be voted for more than three nominees. These three nominees are current directors of the Company, and each has indicated that they will serve if elected. The Company does not anticipate that the nominees will be unable or unwilling to stand for election, but, if that occurs, all proxies received will be voted by the proxy holders for another person or persons nominated by the Governance and Nominating Committee.

Vote Required for Election of Directors

If a quorum is present and voting, the three nominees for election to the Board of Directors who receive the greatest number of votes cast “for” the election of directors by the shares present, in person or by proxy, will be elected to the Board of Directors.

Nominees for Class I Directors

The name of each nominee and certain information about him as of the Record Date are set forth below:

Name of Nominee	Age	Positions with the Company	Director Since
Elliott H. Jurgensen, Jr.	65	Chairman of the Board	2003
Scot E. Land	55	Director	1998
Kendra A. VanderMeulen	58	Director	2005

Elliott H. Jurgensen, Jr. has been a director of BSQUARE since January 2003 and has served as the Chairman of the Board since October 31, 2008. His term of office as a director expires at the 2010 Annual Meeting of Shareholders. Mr. Jurgensen retired from KPMG LLP in 2003 after 32 years, including 23 years as an audit partner. During his career he held a number of leadership roles, including Managing Partner of the Bellevue, Washington office of KPMG from 1982 to 1991, and Managing Partner of the Seattle, Washington office of KPMG from 1993 to 2002. He is also a director of McCormick & Schmick’s Seafood Restaurants, Inc., Isilon Systems, Inc., and Varolii Corporation. Mr. Jurgensen has a B.S. in accounting from San Jose State University. Mr. Jurgensen’s career at KPMG gives him the requisite experience to qualify as an “audit committee financial expert” having “financial sophistication” for audit committee purposes. He also brings technology industry experience, experience as a public company board member, and sales and marketing experience at KPMG.

Scot E. Land has been a director of BSQUARE since February 1998. His term of office as a director expires at the 2010 Annual Meeting of Shareholders. From 2006 to 2009 Mr. Land served as founder and Executive Vice President of Veratect Corporation. During 2006, Mr. Land served as Executive Director, Program on Technology Commercialization, University of Washington. Prior to joining the faculty of the University of Washington, Mr. Land was a Managing Director of Cascadia Capital LLC. Mr. Land was a founder and Managing Director of Encompass Ventures from September 1997 to July 2005, a Senior Technology Analyst and Strategic Planning Consultant with Microsoft from June 1995 to September 1997, and a technology research analyst and investment banker for First Marathon Securities, a Canadian investment bank, from September 1993 to April 1995. From October 1988 to February 1993, Mr. Land was the President and Chief Executive Officer of InVision Technologies, a wholly owned subsidiary of GE founded by Mr. Land in October 1988, which designs and manufacturers high-speed computer-aided topography systems for automatic explosives detection for aviation security. Prior to founding InVision Technologies, Mr. Land served as a principal in the international consulting practice of Ernst & Young LLP, a public accounting firm, from April 1984 to October 1988. Mr. Land serves as a director of several privately held companies. Mr. Land brings experience as a former CEO as well as management and board experience within the Company’s industry. He also has experience as a public company board member, and experience with mergers and acquisitions that are relevant to the Company.

Kendra A. VanderMeulen has been a director at BSQUARE since March 2005. Her term of office as a director expires at the 2010 Annual Meeting of Shareholders. Ms. VanderMeulen is currently the President of the Seattle Christian Foundation. She recently served as Executive Vice President, Mobile at InfoSpace, and is an active board member or advisor to a variety of companies in the wireless Internet arena, including Perlego Systems, Inc. and Inrix, Inc. Ms. VanderMeulen joined AT&T Wireless (formerly McCaw Cellular Communications) in 1994 to lead the formation of the wireless data division. Prior to McCaw Cellular Communications, Ms. VanderMeulen served as Chief Operating Officer and President of the Communications Systems Group of Cincinnati Bell Information Systems (now Convergys). She also held a variety of business and technical management positions at AT&T in the fields of software development, voice processing, and signaling systems. Ms. VanderMeulen received a B.S. in mathematics from Marietta College and an M.S. in computer science from Ohio State University. She is the recipient of the 1999 Catherine B. Cleary award as the outstanding woman leader of AT&T. Ms. VanderMeulen has broad industry experience both in management and as a board member. She also brings experience in managing product development, sales and marketing efforts, mergers and acquisitions, and directly managing engineering efforts. In addition, Ms. VanderMeulen has public company management and board member experience.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. JURGENSEN AND LAND AND MS. VANDERMEULEN TO THE BOARD OF DIRECTORS.

Directors Continuing in Office

Class II Directors—Terms expire at the 2011 Annual Meeting of Shareholders

Donald B. Bibeault has been a director since July 2003 and served as our Chairman of the Board until October 31, 2008. Mr. Bibeault is currently President of Bibeault & Associates, Inc., a turnaround-consulting firm, a position he has held since 1975. During that period, Mr. Bibeault has served as chairman, chief executive officer, or chief operating officer of numerous corporations, including Pacific States Steel, PLM International, Best Pipe and Steel, Inc., Ironstone Group, Inc., American National Petroleum, Inc., Tyler-Dawson Supply and Iron Oak Supply Corporation. He has also served as special turnaround advisor to the CEOs of Silicon Graphics Inc., Varity Corporation and Bank of America among others. In 2005, Mr. Bibeault was given the first ever Lifetime Achievement Award by the Association of Certified Turnaround Professionals (ACTP). He has been a member of the Board of Overseers of Columbia Business School, a trustee of Golden Gate University, a member of the University of Rhode Island Business Advisory Board, and a member of the Board of Visitors of Golden Gate University Law School. Mr. Bibeault received a B.S. in electrical engineering from the University of Rhode Island, an M.B.A. from Columbia University and a PhD from Golden Gate University. He is also a recipient of a

Doctor of Laws degree (honoris causa) from Golden Gate University Law School. Donald Bibeault was commissioned through ROTC and served on active duty in the U.S. Army Combat Engineers during the Vietnam War. Mr. Bibeault came to the Company with experience as a turnaround expert in CFO, CEO and consultant roles. He also has experience with mergers and acquisitions and as a public company director.

Brian T. Crowley has been our President and Chief Executive Officer since July 2003. From April 2002 to July 2003, Mr. Crowley served as our Vice President, Product Development. From December 1999 to November 2001, Mr. Crowley held various positions at DataChannel, a market leader in enterprise portals, including Vice President of Engineering and Vice President of Marketing. From April 1999 to December 1999, Mr. Crowley was Vice President, Operations of Consortio, a software company. From December 1997 to April 1999, Mr. Crowley was Director of Development at Sequel Technology, a network solutions provider. From 1986 to December 1997, Mr. Crowley held various positions at Applied Microsystems Corporation, including Vice President and General Manager of the Motorola products and quality assurance divisions. Mr. Crowley also serves as a director of the Washington Technology Industry Association (WTIA). Mr. Crowley holds a B.S. in Electrical Engineering from Arizona State University. Mr. Crowley brings experience as the Company’s CEO as well as prior management experience within the Company’s industry in product development, engineering management, and mergers and acquisitions.

Class III Directors—Terms expire at the 2012 Annual Meeting of Shareholders

Elwood D. Howse, Jr. has been a director of BSQUARE since November 2002. Mr. Howse was formerly President of Cable & Howse Ventures, a Northwest venture capital management firm formed in 1977. Mr. Howse also participated in the founding of Cable, Howse and Ragen, an investment banking and stock brokerage firm, today owned by Wells Fargo and known as Ragen MacKenzie. Mr. Howse has served as corporate director and advisor to various public, private and non-profit enterprises. He served on the board of the National Venture Capital Association and is past President of the Stanford Business School Alumni Association. He currently serves on the boards of directors of Formotus, Inc., OrthoLogic Corporation (dba Capstone Therapeutics), and not-for profits Junior Achievement USA and Junior Achievement of Washington. Mr. Howse received both a B.S. in engineering and an M.B.A. from Stanford University and served in the U.S. Navy submarine force. Mr. Howse has financial expertise, as well as industry experience with portfolio companies and experience with mergers and acquisitions.

William D. Savoy has been a director of BSQUARE since May 2004. Between 2004 and 2007, Mr. Savoy consulted with The Muckleshoot Indian Tribe on investment-related matters, strategic planning and economic development. Mr. Savoy served as a consultant for Vulcan Inc., an investment entity that manages the personal financial activities of Paul Allen, from September 2003 to December 2005. Vulcan Inc. resulted from the consolidation in 2000 of Vulcan Ventures Inc., a venture capital fund, and Vulcan Northwest. Mr. Savoy served in various capacities at Vulcan Inc. and its predecessors from 1988 to September 2003, most recently as President of the portfolio and asset management division, managing Vulcan’s commercial real estate, hedge fund, treasury and other financial activities, and as President of both Vulcan Northwest and Vulcan Ventures. Mr. Savoy served as President and Chief Executive Officer of Layered, Inc., a software company, from June 1989 until its sale in June 1990 and as its Chief Financial Officer from August 1988 to June 1989. He is also a director of Drugstore.com, where he is a member of the audit committee and chairman of the compensation committee. Mr. Savoy received a B.S. in computer science, accounting and finance from Atlantic Union College. Mr. Savoy has financial expertise, industry experience with portfolio companies, experience managing product development, and mergers and acquisitions and he has held board positions with other publicly traded companies. He also has indirect experience managing engineering efforts.

CORPORATE GOVERNANCE

Board of Directors Leadership Structure

The Board of Directors has adopted a structure whereby the Chairman of the Board is an independent director. We believe that having a Chairman independent of management provides strong leadership for the Board of Directors and helps ensure critical and independent thinking with respect to the Company’s strategy and performance. Our Chief Executive Officer is also a member of the Board of Directors as the sole management representative on the Board of Directors. We believe this is important to make information and insight directly available to the directors in their deliberations. Our Board of Directors believes that having separate positions, with an independent non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

Our Chairman of the Board is responsible for the smooth functioning of our Board of Directors, enhancing its effectiveness by guiding Board of Directors processes and presiding at Board of Directors meetings and executive sessions of the independent directors. Our Chairman also presides at shareholder meetings and ensures that directors receive appropriate information from our Company to fulfill their responsibilities. Our Chairman also acts as a liaison between our Board of Directors and our executive management, promoting clear and open communication between management and the Board of Directors.

Board of Directors Role in Risk Oversight

Our Board of Directors has responsibility for the oversight of risk management. Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our Company and the steps we take to manage them. While our Board is ultimately responsible for risk oversight at our Company, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Audit Committee focuses on financial and accounting risk. Our Governance & Nominating Committee focuses on the management of risks associated with Board organization, membership, structure and corporate governance. Finally, our Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and related to succession planning for our executive officers. The Board of Directors believes its current structure is proper in light of its role in the oversight of risk.

Board of Directors Independence

The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Bibeault, Howse, Jurgensen, Land, Savoy and Ms. VanderMeulen, constituting a majority of our Board of Directors, qualify as “independent” directors as defined under applicable rules of The NASDAQ Stock Market LLC (“Nasdaq”) and that such directors do not have any relationship with the Company that would interfere with the exercise of their independent business judgment.

Standing Committees and Attendance

The Board of Directors held a total of seven meetings during 2009. The Board of Directors has an Audit Committee, a Compensation Committee, a Governance and Nominating Committee, an Investment Committee and an IPO Litigation Committee. From September 2004 until February 2010, the Board of Directors also had a Strategic Growth Committee. Information about these committees and committee meetings is set forth below.

The Audit Committee currently consists of Messrs. Howse (Committee Chair), Jurgensen and Land. The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Howse, Jurgensen and Land qualify as “independent” directors under applicable Nasdaq and SEC rules. Each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheets, statements of operations and statements of cash flows. Further, no member of the Audit Committee has participated in the preparation of our financial statements, or those of any current subsidiary of the Company, at any time during the past three years. The Board of Directors has designated Mr. Jurgensen as the “audit committee financial expert” as defined under applicable SEC rules and has determined that Mr. Jurgensen possesses the requisite “financial sophistication” under applicable Nasdaq rules. The Audit Committee is responsible for overseeing our independent auditors, including their selection, retention and compensation, reviewing and approving the scope of audit and other services by our independent auditors, reviewing the accounting principles, policies, judgments and assumptions used in preparation of our financial statements and reviewing the results of our audits. The Audit Committee is also responsible for reviewing the adequacy and effectiveness of our internal controls and procedures, including risk management, establishing procedures regarding complaints concerning accounting or auditing matters, reviewing and, if appropriate, approving related-party transactions, and reviewing compliance with our Code of Business Conduct and Ethics. The Audit Committee held nine meetings during 2009.

In April 2009, the Audit Committee reviewed and assessed the adequacy of its written charter and recommended certain amendments to its charter. The Board of Directors approved these amendments on April 14, 2009. A current copy of the amended Audit Committee charter is available on the Company’s website at www.bsquare.com on the Management and Governance page.

The Compensation Committee currently consists of Messrs. Jurgensen (Committee Chair) and Savoy. The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Jurgensen and Savoy qualify as “independent” and “non-employee” directors under applicable Nasdaq and SEC rules, and qualify as “outside directors” pursuant to the Internal Revenue Code and the regulations promulgated thereunder. The Compensation Committee makes recommendations to the Board of Directors regarding the general compensation policies of the Company as well as the compensation plans and specific compensation levels for its executive officers. The Compensation Committee held three meetings during 2009.

The Compensation Committee has a number of responsibilities as delineated in the Compensation Committee charter. In April 2010, the Compensation Committee reviewed and assessed the adequacy of its charter and recommended certain amendments to its charter. The Board of Directors approved these amendments on April 14, 2010. A current copy of the amended Compensation Committee charter is available on the Company’s website at www.bsquare.com on the Management and Governance page. The Compensation Committee also periodically reviews the compensation of the Board of Directors and proposes modifications, as necessary, to the full Board for its consideration.

One of the primary responsibilities of the Compensation Committee is to oversee and make recommendations to the Board of Directors for its approval, with regard to the compensation programs and performance of our executive officers, which includes the following activities:

•	Establishing the objectives and philosophy of the executive compensation programs;

•	Designing and implementing the compensation programs;

•	Evaluating performance of executives and attainment under the programs and reporting to the Board of Directors such evaluation information;

•	Evaluating the Company’s succession plan for its Chief Executive Officer;

•	Calculating and establishing payouts and awards under the programs as well as discretionary payouts and awards;

•	Reviewing base salary levels of the executives; and

•	Engaging consultants to assist with program design, benchmarking, etc.

Additional information regarding the roles and responsibilities of the Compensation Committee is set forth below under “Executive Officer Compensation.”

The Governance and Nominating Committee was formed in November 2008 and its charter was approved by the Board of Directors in February 2009. Its charter was reviewed and certain changes were recommended and approved by the Board of Directors on April 14, 2010. A current copy of the amended charter of the Governance and Nominating Committee is available on the Company’s website at www.bsquare.com on the Management and Governance page. The Governance and Nominating Committee currently consists of Ms. VanderMeulen (Committee Chair) and Messrs. Land and Savoy. The Board of Directors has determined that, after consideration of all relevant factors, Ms. VanderMeulen and Messrs. Land and Savoy qualify as “independent” directors under applicable Nasdaq and SEC rules. The Governance and Nominating Committee met four times in 2009.

The primary responsibilities of the Governance and Nominating Committee are to:

•	Develop and recommend to the Board of Directors criteria for selecting qualified director candidates;

•	Identify individuals qualified to become Board members;

•

Evaluate, select and recommend to the Board of Directors (for approval of at least a majority of the independent directors, or such other number as may be required by the rules and regulations of Nasdaq as in effect from time to time), director nominees for each election of directors;

•	Consider the committee structure of the Board of Directors and the qualifications, appointment and removal of committee members;

•	Recommend codes of conduct and codes of ethics applicable to the Company; and

•	Provide oversight in the evaluation of the Board of Directors and each committee.

The Strategic Growth Committee was formed in September 2004 to assist management with the formulation of strategic growth strategies. During 2009, the Strategic Growth Committee consisted of Messrs. Savoy (Committee Chair) and Land and Ms. VanderMeulen, and held no meetings. In February 2010, the Board of Directors concluded that the Strategic Growth Committee was no longer necessary and dissolved the committee.

The Investment Committee was formed in February 2009 as an advisory committee to assist the Board of Directors in exercising its oversight of the Company’s cash and investments policies. During 2009, the Investment Committee consisted of Messrs. Savoy (Committee Chair) and Howse and held two meetings.

The IPO Litigation Committee currently consists of Messrs. Jurgensen and Howse. As disclosed in the Company’s filings with the SEC, the Company, and certain of its current and former officers and directors, were named as defendants in a consolidated class action lawsuit alleging violations of the federal securities laws in connection with the Company’s initial public offering. In May 2003, the Board of Directors established a special IPO Litigation Committee consisting of Messrs. Jurgensen and Howse, neither of whom was a defendant in the class action litigation. The IPO Litigation Committee has the sole authority to review any proposed agreement to settle the class action litigation on behalf of the Company and to decide whether or not the Company should enter into or reject any proposed settlement. The IPO Litigation Committee held one meeting during 2009 and at this meeting reviewed and approved proposed settlement terms of the IPO Litigation. This settlement was entered into, and on October 5, 2009, the district court granted final approval of the settlement. However, the settlement is subject to pending appeals.

No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he has been a director or committee member during 2009.

Director Nomination Process

The Board of Directors has determined that director nomination responsibilities should be handled by the Governance and Nominating Committee (“the Committee”). One of the Committee’s goals is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Although the Committee and the Board of Directors do not have a formal diversity policy, the Board of Directors instructed the Committee to consider such factors as it deems appropriate to develop a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the Committee include judgment, knowledge, skill, diversity (including factors such as race, gender and experience), integrity, experience with businesses and other organizations of comparable size, including experience in software products and services, business, finance, administration or public service, the relevance of a candidate’s experience to the needs of the Company and experience of other Board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members and the extent to which a candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors. In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of the Company and its shareholders, act ethically at all times and adhere to the applicable provisions of the Company’s Code of Business Conduct and Ethics. Other than consideration of the foregoing and applicable SEC and Nasdaq requirements, unless determined otherwise by the Committee, there are no stated minimum criteria, qualities or skills for director nominees, although the Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders, and provided that at least one member of the Board of Directors should meet the criteria for an “audit committee financial expert” having the requisite “financial sophistication” under applicable Nasdaq and SEC rules, and a majority of the members of the Board of Directors should meet the definition of “independent director” under applicable Nasdaq rules.

The Committee identifies director nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. The Committee also takes into account an incumbent director’s performance as a Board member. If any member of the Board of Directors does not wish to continue in service, if the Committee decides not to re-nominate a member for reelection, or if the Board of Directors decides to recommend that the size of the Board of Directors be increased, the Committee identifies the desired skills and experience of a new nominee in light of the criteria described above. Current members of the Board of Directors and management are polled for suggestions as to individuals meeting the Committee’s criteria. Research may also be performed to identify qualified individuals. Nominees for director are selected by a majority of the members of the Committee with any current directors who may be nominees themselves abstaining from any vote relating to their own nomination.

It is the policy of the Committee to consider suggestions for persons to be nominated for director that are submitted by shareholders. The Committee will evaluate shareholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other appropriate sources. Shareholders suggesting persons as director nominees should send information about a proposed nominee to the Secretary of the Company at our principal executive offices as referenced above at least 120 days prior to the anniversary of the mailing date of the prior year’s proxy statement. This information should be in writing and should include a signed statement by the proposed nominee that he or she is willing to serve as a director of the Company, a description of the proposed nominee’s relationship to the shareholder and any information that the shareholder feels will fully inform the Committee about the proposed nominee and his or her qualifications. The Committee may request further information from the proposed nominee and the shareholder making the recommendation.

In addition, a shareholder may nominate one or more persons for election as a director at our annual meeting of shareholders if the shareholder complies with the notice, information, consent and other provisions relating to shareholder nominees contained in our Bylaws. Please see the section above titled “Deadlines for Receipt of Shareholder Proposals” for important information regarding shareholder proposals.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics in compliance with the applicable rules of the SEC that applies to our principal executive officer, our principal financial officer and our principal accounting officer or controller, or persons performing similar functions, as well as to all members of the Board of Directors and all other employees of the Company. A copy of this policy is available on the Management and Governance page on our website at www.bsquare.com or free of charge upon written request to the attention of the Corporate Secretary, by regular mail at our principal executive offices, email to investorrelations@bsquare.com, or facsimile at 425-519-5998. We intend to disclose, on our website, any amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics enumerated in applicable rules of the SEC.

2009 Director Compensation

We have established a compensation plan to attract and retain qualified non-employee directors to serve on our Board of Directors. This plan includes cash and stock awards for directors for service on the Board of Directors and on committees. Directors receive a one-time grant of 25,000 stock options when joining the board and quarterly grants of 1,500 shares of restricted stock. The Chairman of the Board receives a one-time grant of 50,000 stock options when joining the board and quarterly grants of 3,000 shares of restricted stock. If the non-employee director meets certain attendance requirements, the Company pays annual cash fees of $20,000 to directors who do not serve on any Board committees, $25,000 to directors who serve on any Board committees other than the Audit Committee, and $30,000 to directors who serve on the Audit Committee. Directors who serve on more than one committee earn additional annual cash fees of $5,000 provided that no additional amounts are paid if a director serves on more than two committees. All amounts are payable in quarterly increments. Directors are also reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings. The Chairman of the Board receives an additional $10,000 in annual cash fees, payable in quarterly increments. Mr. Crowley, our President and Chief Executive Officer and a member of our Board of Directors, does not receive additional compensation for services provided as a director. The following table presents the 2009 compensation of our non-employee directors. The compensation of Mr. Crowley is described in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Donald B. Bibeault (2)	$20,000	$13,142	$33,142
Elwood D. Howse, Jr. (3)	$30,000	$13,142	$43,142
Elliott H. Jurgensen, Jr. (4)	$45,000	$26,285	$71,285
Scot E. Land (5)	$35,000	$13,142	$48,142
William D. Savoy (6)	$30,000	$13,142	$43,142
Kendra A. VanderMeulen (7)	$28,750	$13,142	$41,892

(1)	The amounts in this column reflect the aggregate grant-date fair value of restricted stock awards granted during 2009 in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 for stock-based compensation (formerly FAS 123R). Assumptions used in the calculation of these award amounts are included in Note 8 (Shareholders’ Equity) to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
(2)	100,305 outstanding stock options and 24,000 restricted stock awards were held by Mr. Bibeault as of December 31, 2009.
(3)	96,875 outstanding stock options and 15,000 restricted stock awards were held by Mr. Howse as of December 31, 2009.
(4)	85,850 outstanding stock options and 21,000 restricted stock awards were held by Mr. Jurgensen as of December 31, 2009.
(5)	96,875 outstanding stock options and 15,000 restricted stock awards were held by Mr. Land as of December 31, 2009.
(6)	87,500 outstanding stock options and 15,000 restricted stock awards were held by Mr. Savoy as of December 31, 2009.
(7)	78,125 outstanding stock options and 15,000 restricted stock awards were held by Ms. VanderMeulen as of December 31, 2009.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned during the past two fiscal years by (i) our chief executive officer and (ii) the two most highly compensated executive officers other than the chief executive officer who were serving as executive officers at the end of 2009 and whose total compensation for 2009 exceeded $100,000 in the aggregate (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Brian T. Crowley	2009	$271,800	$—	$—	$—	$935	$272,735
President and Chief Executive Officer	2008	$268,892	$76,133	$118,546	$—	$7,800	$471,371

Scott C. Mahan	2009	$209,800	$—	$—	$—	$1,200	$211,000
Vice President, Finance & Operations, Chief Financial Officer, Secretary and Treasurer	2008	$207,354	$29,610	$65,859	$—	$7,380	$310,203

Larry C. Stapleton	2009	$157,800	$—	$—	$126,844	$1,551	$286,195
Vice President, Worldwide Sales and Marketing	2008	$155,815	$—	$65,859	$145,135	$6,900	$373,709

(1)	The amounts in this column reflect the aggregate grant-date fair value of restricted stock units granted under our Annual Executive Bonus Program (“AEBP”) during the indicated year in accordance with the FASB Accounting Standards Codification Topic 718 for stock-based compensation. Assumptions used in the calculation of these award amounts are included in Note 8 (Shareholders’ Equity) to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Amounts represent awards made in January 2008 to Messrs. Crowley and Mahan of 15,670 and 6,536 restricted stock units, respectively, for services rendered in 2007, under the Annual Executive Bonus Program as described below. In February 2009, Messrs. Crowley and Mahan forfeited 2,521 and 1,422 unvested restricted stock units, respectively, included in such awards. All awards were fully vested as of December 31, 2009.
(2)	The amounts reflect the aggregate grant-date fair value of option awards granted during the indicated year in accordance with the FASB Accounting Standards Codification Topic 718 for stock-based compensation. Assumptions used in the calculation of these award amounts are included in Note 8 (Shareholders’ Equity) to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
(3)	Represents cash awards earned by Mr. Stapleton under his incentive compensation plan in the indicated year as described below under “Incentive Compensation Plan – Sales”.
(4)	Represents 401(k) matching employer contributions and premiums paid by the Company under the group life insurance plan.

Employment Agreements with Named Executive Officers

We have agreements with our named executive officers, which include provisions regarding post-termination compensation. We do not have a formal severance policy or plan applicable to our executive officers as a group. Mr. Stapleton’s employment with us was terminated in February 2010, and at that time he received four months of his annual base salary as a severance payment in accordance with his employment agreement. Under the agreements with Mr. Crowley and Mr. Mahan, if either officer is terminated without cause (as defined in the applicable agreement, subject to certain exceptions), they will receive termination payments equal to six months of their annual base salary, paid on our normal payroll schedule. In addition, the equity awards held by Mr. Crowley and Mr. Mahan would continue to vest post-termination over the period during which they receive these termination payments. No other benefits accrue to the named executive officers under their severance arrangements (e.g., continuation of medical benefits). The agreements for Mr. Crowley and Mr. Mahan do not provide for Annual Executive Bonus Program payouts in the event they are present only for a portion of the fiscal year. Additionally, as the agreements only speak to the termination of the officer by the Company; they do not address termination by an acquiring company of Mr. Crowley or Mr. Mahan after a change in control.

Mr. Crowley and Mr. Mahan are entitled to the termination payments described previously provided they enter into a separation and release agreement acceptable to the Company which includes, among other things, non-solicit and non-compete provisions for a period of twelve months following termination and an obligation to protect the property of the Company, including intellectual property.

There are no individual change in control agreements in effect with any of our named executive officers. The terms of the Third Amended and Restated Stock Plan (the “Plan”) do not specifically provide for accelerated vesting of options for participants in the event of a change in control. Instead, the Plan provides that individual stock option agreements may provide for accelerated vesting in connection with certain transactions defined in the Plan (including certain change-in-control transactions). No outstanding stock option agreement provides for such acceleration of vesting. In addition, the Plan provides that the Board of Directors may elect to accelerate vesting for any Plan participant at such times and in such amounts as the Board of Directors determines, unless it would result in certain unfavorable accounting treatment. Any change in control agreement with an executive officer, should it be deemed necessary, would require approval by the Compensation Committee and the Board of Directors.

Determination of Compensation

Total Compensation

For purposes of evaluating executive officer compensation, the Compensation Committee primarily considers two factors:

•

Benchmark data: Historically, the Compensation Committee has utilized the services of a compensation consultant on an annual basis to compare our executive compensation program with those of public companies in the Pacific Northwest with revenue of less than $100 million. A consultant was not engaged by the Compensation Committee in 2009 for reasons noted below.

•

Company and individual-specific factors: In addition to considering compensation levels of executives at similar sized regional public companies, the Compensation Committee, in conjunction with the our Chief Executive Officer, also reviews the Company’s financial performance objectives as well as non-financial performance objectives applicable to each executive (other than the Chief Executive Officer). The Company’s financial performance objectives are determined through collaboration with the Chief Executive Officer, the Board of Directors and the Compensation Committee. The non-financial performance objectives applicable to each executive officer (other than the Chief Executive Officer) are determined in collaboration with the Chief Executive Officer, the executive officer and the Compensation Committee. The Compensation Committee, without input from the Chief Executive Officer, determines the financial and non-financial performance objectives applicable to the Chief Executive Officer.

Base Salary

The Compensation Committee’s goal is to provide a competitive base salary for our executive officers. The Compensation Committee has not established any formal guidelines (e.g. pay at the 50th percentile of the benchmark group) for purposes of setting base salary but chooses instead to consider the benchmark data along with the Company’s performance and the individual’s performance and experience in determining what represents a competitive salary.

Our Chief Executive Officer, in conjunction with the Compensation Committee and the Board of Directors, determined that executive salaries would not be changed in 2009 in response to overall economic conditions and a need for the Company to proactively manage expenses. The Compensation Committee and the Board of Directors also determined that the Chief Executive Officer’s salary would not be changed in 2009 for the same reasons.

The following table presents the current annual base salaries of our named executive officers, excluding Mr. Stapleton, whose employment with us was terminated in February 2010:

Name	Annual Base Salary
Brian T. Crowley	$270,000
Scott C. Mahan	$208,000

Annual Executive Bonus Program

The AEBP, in which executives have the potential to earn both cash and restricted stock unit awards, is maintained in collaboration between the Compensation Committee, the Board of Directors and the Chief Executive Officer (except that the Chief Executive Officer is not involved in determinations with respect to his own compensation). Grants of restricted stock units are made under the Plan. There were no awards to named executive officers under the AEBP with respect to 2008 because the Company failed to meet the minimum income target per the AEBP. There were no awards to named executive officers under the AEBP with respect to 2009 because it was determined by the Chief Executive Office, in conjunction with the Compensation Committee, that the AEBP was suspended in response to the poor economic conditions at the time, and the need for the Company to proactively manage expenses. The AEBP was reinstated in 2010.

The AEBP provides a bonus opportunity for executives based on a percentage of base salary (60% for Chief Executive Officer, 45% for Chief Financial Officer and 35% for Vice Presidents), and then modified by a Company achievement multiplier and an individual achievement multiplier. The Company achievement multiplier can range from 50% to 150% depending on the Company’s adjusted net income. The individual achievement multipliers can range from 0% to 100% depending on each executive’s achievement of individual objectives. Examples of these objectives are growing revenue streams, maintaining low employee turnover and improving infrastructure to enhance business velocity.

Incentive Compensation Plan—Sales

Certain sales executives participate in non-equity incentive compensation plans with provisions tailored to the particular individual. The cash incentive plans for 2009 and 2008 applicable to Mr. Stapleton provided for percentage commissions on certain quarterly revenue and gross margin results of the Company, with no minimum or maximum amounts payable.

Longer-Term Incentives

Longer-term incentives in the form of grants of stock options, restricted stock, restricted stock units and other forms of equity instruments to executive officers are governed by the Plan.

The Compensation Committee recommends grants and awards of stock options and other forms of equity instruments given to our executive officers under the Plan. Grants and awards recommended by the Compensation Committee are then submitted to the full Board of Directors for approval. Stock options have historically been granted at the time of hire of an executive officer. Further, the Compensation Committee periodically reviews the equity ownership of the executive officers and may recommend to the Board of Directors additional awards of equity instruments under the Plan based on a number of factors including Company performance and individual performance, the vested status of currently outstanding equity awards, the executive’s equity ownership in relation to the other executives and other factors. The Compensation Committee maintains no formal guidelines for these periodic reviews. Stock options are awarded with exercise prices equal to the closing market price per share of our common stock on the grant date.

Other Compensation and Perquisites

Executives are eligible to participate in standard benefit plans available to all employees including the Company’s 401(k) retirement plan (for which the Company provided a match subject to vesting until February 2009 at which time the match was suspended for all eligible participants), medical, dental, disability, vacation and sick leave and life and accident insurance. The same terms apply to all employees for these benefits except where the value of the benefit may be greater for executives due to the fact that they are more highly compensated than most other employees (e.g. disability benefits). We provide no pension or deferred compensation benefits for our executive officers. We do not currently have in place any tax “gross-up” arrangements with our executives.

Outstanding Equity Awards at Fiscal Year End

The following table presents the outstanding equity awards held by the named executive officers as of December 31, 2009:

	Option Awards
Name		Number of Securities Underlying Unexercised Options		Option Exercise Price ($) (1)	Option Expiration Date (2)
	Grant Date	Exercisable	Unexercisable
Brian T. Crowley	04/01/2002	25,000	—	$14.40	04/01/2012
	08/29/2002	16,875	—	$2.88	08/29/2012
	08/29/2002	1,875	—	$2.88	08/29/2012
	07/24/2003	75,000	—	$4.00	07/24/2013
	09/21/2004	125,000	—	$2.32	09/21/2014
	03/23/2007	34,375	15,625	$4.34	03/23/2017	(3)
	03/20/2008	19,688	25,312	$3.80	03/20/2018	(3)

Scott C. Mahan	01/07/2004	37,500	—	$6.47	01/07/2014
	09/21/2004	62,500	—	$2.32	09/21/2014
	03/23/2007	24,063	10,937	$4.34	03/23/2017	(3)
	03/20/2008	10,938	14,062	$3.80	03/20/2018	(3)

Larry Stapleton	02/24/2005	25,000	—	$3.68	9/26/2010	(4)
	03/31/2006	17,188	7,812	$2.94	9/26/2010	(4)
	03/23/2007	10,938	14,062	$4.34	9/26/2010	(4)
	03/20/2008	4,688	20,312	$3.80	9/26/2010	(4)

(1)	The option exercise price is set at the closing price of our common stock on the date of grant.
(2)	All options outstanding expire ten years from the grant date.
(3)	These options vest quarterly over four years from the grant date.
(4)	These options vested quarterly over four years from the grant date. Vesting of these options will cease in June 2010 and they will expire in September 2010 in connection with the termination of Mr. Stapleton’s employment in February 2010.

Employee Benefit Plans

Equity Compensation Plan Information

The following table presents certain information regarding the Company’s common stock that may be issued upon the exercise of options and vesting of restricted stock units granted to employees, consultants or directors as of December 31, 2009:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,278,924	(1)	$3.83	321,543

(1)	Amount includes 107,454 restricted stock units granted and unvested as of December 31, 2009.

The Plan provides for an automatic annual increase in the number of shares reserved for issuance by an amount equal to the lesser of: (i) four percent of our outstanding shares at the end of the previous fiscal year, (ii) an amount determined by our Board of Directors, or (iii) 375,000 shares. In February 2010, the number of shares reserved for issuance under the Plan was increased by 375,000 per these terms.

Stock Option Plans

Under the terms of the Plan, we have granted options to purchase common stock to our officers, directors, employees and consultants. Under the terms of the Plan, we also have the ability to issue restricted stock and certain other equity-based compensation to our officers, directors, employees and consultants. We awarded restricted stock to our directors in 2009. We also awarded restricted stock units to certain employees in 2009.

401(k) Plan

We maintain a tax-qualified 401(k) employee savings and retirement plan for eligible U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to one-half of the first 6% of an employee’s contributions. Matching contributions are subject to a vesting schedule; all other contributions are fully vested at all times. We intend the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or the Company to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan, and so that we will be able to deduct our contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options.

In February 2009, all matching contributions by the Company in the 401(k) plan were suspended in response to overall economic conditions and a need for the Company to proactively manage expenses. This decision will be reviewed at a later date in 2010 if, and when, conditions in the overall economy and business improve. If conditions do improve, a decision will be made by the Chief Executive Officer and Board of Directors as to what, if any, contribution will be made.

STOCK OWNERSHIP

Security Ownership of Principal Shareholders, Directors and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2010 as to:

•	Each person who is known by us to own beneficially more than five percent of the outstanding shares of common stock;

•	Each director and each nominee for director of the Company;

•	Each of the named executive officers; and

•	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. For purposes of calculating the number of shares beneficially owned by a shareholder, director or executive officer and resulting percentage ownership, shares of common stock subject to options that are currently vested, and options and restricted stock units that are not currently vested but will become vested within 60 days of March 31, 2010, are deemed outstanding. These options and restricted stock units are listed below under the heading “Number of Shares Underlying Options and RSUs” and are not treated as outstanding for the purpose of computing the percentage ownership of common stock outstanding of any other person. This table is based on information supplied by officers, directors, principal shareholders and filings made with the SEC. Percentage ownership is based on 10,173,827 shares of common stock outstanding as of March 31, 2010.

Unless otherwise noted below, the address for each shareholder listed below is: c/o BSQUARE Corporation, 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004. Unless otherwise noted, each of the shareholders listed below has sole investment and voting power with respect to the common stock indicated, except to the extent shared by spouses under applicable law.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Number of Shares Underlying Options and RSUs	Percent of Common Stock Outstanding
5% Owners:
Renaissance Technologies LLC (2)	604,475	—	5.9%
800 Third Ave, 33rd Floor New York, NY 10022

S Squared Technology, LLC (3)	998,900	—	8.1%
515 Madison Avenue New York, NY 10022

Directors and Executive Officers:

Donald B. Bibeault (4)	285,438	100,305	2.8%

Elwood D. Howse, Jr. (4)	119,375	96,875	1.2%

Elliott H. Jurgensen, Jr. (5)	145,050	85,850	1.4%

Scot E. Land (4)	113,645	96,875	1.1%

William D. Savoy (4)	104,000	87,500	1.0%

Kendra A. VanderMeulen (4)	94,625	78,125	*

Brian T. Crowley	350,893	316,899	3.0%

Scott C. Mahan	172,478	143,864	1.7%

Larry C. Stapleton	101,564	76,564	*

All executive officers and directors as a group (6)	1,682,690	1,217,218	16.5%

*	Less than 1%.
(1)	Includes, in addition to other shares of common stock beneficially owned, restricted stock awards held, vested options and stock options and restricted stock units that will become vested within 60 days of March 31, 2010.
(2)	Based on information reported on Schedule 13G dated February 12, 2010 filed by Renaissance Technologies, LLC.
(3)	Based on information reported on Schedule 13G dated February 10, 2010, filed by S Squared Technology, LLC.
(4)	Beneficial ownership includes 6,000 restricted stock awards, which are subject to forfeiture.
(5)	Beneficial ownership includes 12,000 restricted stock awards, which are subject to forfeiture.
(6)	Includes three executive officers in addition to the three named executive officers and six directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5. Executive officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2009, its executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities complied with all applicable Section 16 filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no transactions since January 1, 2008 or any proposed transactions as of the date of this proxy statement as to which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person has or will have a direct or indirect material interest, other than equity and other compensation, termination, and other arrangements, which are described above under “2009 Director Compensation” and “Executive Officer Compensation.”

PROPOSAL TWO

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Independent Auditors

The independent registered public accounting firm of Moss Adams LLP (“Moss Adams”) has acted as the Company’s auditor since May 2006 and has audited the Company’s financial statements for the years ending December 31, 2009 and 2008. Moss Adams is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on its audit. A representative of Moss Adams is expected to be present at the Annual Meeting, where he or she will have the opportunity to make a statement and to respond to appropriate questions.

The Audit Committee’s Charter provides that it shall have the sole authority and responsibility to select, evaluate and, if necessary, replace the Company’s independent registered public accounting firm. The Audit Committee has selected Moss Adams as the independent registered public accounting firm for the year ending December 31, 2010.

The Audit Committee pre-approves all audit and non-audit services performed by the Company’s auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence. Unless the Audit Committee provides general pre-approval of a service to be provided by the auditor and the related fees, the service and fees must receive specific pre-approval from the Audit Committee.

The Company is asking the shareholders to ratify the appointment of Moss Adams as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010. While the Audit Committee will consider the outcome of the shareholder vote, it is not binding. If the shareholders do not ratify this appointment, the Audit Committee will, at its discretion, determine whether to continue with Moss Adams or recommend and appoint a different independent registered public accounting firm.

Audit Fees

Moss Adams billed the Company for audit fees of $232,500 and $224,000 during the years ended December 31, 2009 and 2008, respectively. These audit fees related to professional services rendered in connection with the audit of the Company’s annual consolidated financial statements, the reviews of the consolidated financial statements included in each of the Company’s quarterly reports on Form 10-Q and accounting services that relate to the audited consolidated financial statements and are necessary to comply with generally accepted auditing standards.

Audit-Related Fees

Moss Adams billed the Company for audit-related fees of $48,200 for fiscal year 2009. These fees primarily consisted of audit fees associated with our Test Quest, Inc. asset acquisition. There were no fees billed for fiscal year 2008 for assurance and related services by Moss Adams that were reasonably related to the performance of its audit of our financial statements and not reported under the caption “Audit Fees.”

Tax Fees

There were no fees billed for fiscal years 2009 or 2008 for tax compliance, tax advice or tax planning services rendered to the Company by Moss Adams.

All Other Fees

There were no fees billed for fiscal years 2009 or 2008 for other services rendered to the Company by Moss Adams.

Audit Committee Report

In connection with the financial statements for the fiscal year ended December 31, 2009, the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management;

•

Discussed with the Company’s independent accountant, Moss Adams LLP, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

Received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based upon these reviews and discussions, the Audit Committee approved the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Elwood D. Howse, Jr., Chair

Elliott H. Jurgensen, Jr.

Scot E. Land

Vote Required

The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

OTHER MATTERS

Shareholder Communications with the Board of Directors and Board Attendance at Annual Shareholder Meetings

Our shareholders may, at any time, communicate in writing with any member or group of members of the Board of Directors by sending such written communication to the attention of the Secretary of the Company by regular mail to our principal executive offices, email to investorrelations@bsquare.com or facsimile at 425-519-5998. Copies of written communications received by the Secretary of the Company will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of the Secretary of the Company, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or our business, or communications that relate to improper or irrelevant topics.

The Chairperson of the Board of Directors is expected to make all reasonable effort to attend the Company’s annual shareholder meeting in person. If the Chairperson is unable to attend an annual shareholder meeting for any reason, at least one other member of the Board of Directors is expected to attend in person. Other members of the Board of Directors are expected to attend the Company’s annual shareholder meeting in person if reasonably possible. Messrs. Crowley, Howse, Jurgensen, and Land, and Ms. VanderMeulen attended the 2009 Annual Meeting of Shareholders.

Transaction of Other Business

The Board of Directors of the Company knows of no other matters to be submitted at the Annual Meeting. If any other matters come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

Annual Report to Shareholders and Form 10-K

Our Annual Report to Shareholders for the year ended December 31, 2009 (which is not a part of our proxy solicitation materials) is being mailed to our shareholders with this proxy statement. A copy of our Annual Report on Form 10-K for the year ended December 31, 2009, without exhibits, is included with the Annual Report to Shareholders.

By Order of the Board of Directors

/s/    SCOTT C. MAHAN

Scott C. Mahan

Vice President, Finance & Operations,

Chief Financial Officer, Secretary and Treasurer

Bellevue, Washington

May 4, 2010

BSQUARE Corporation

72062

FOLD AND DETACH HERE

The Company’s Board of Directors recommends a vote FOR the nominees for director listed below and a vote FOR proposal 2.

Please mark your votes as indicated in this example X

1. ELECTION OF DIRECTORS

Nominees:

01 Elliott H. Jurgensen, Jr.

02 Scot E. Land

03 Kendra A. VanderMeulen

FOR ALL

WITHHOLD FOR ALL

*EXCEPTIONS

2. PROPOSAL TO RATIFY THE APPOINTMENT OF MOSS ADAMS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

FOR

AGAINST

ABSTAIN

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

Mark Here for Address Change or Comments

SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature

Signature

Date

You can now access your BSQUARE Corporation account online.

Access your BSQUARE Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for BSQUARE Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status

• View certificate history

• View book-entry information

• View payment history for dividends

• Make address changes

• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on June 22, 2010: The proxy statement and annual report are available at www.bsquare.com/investor/proxy.

FOLD AND DETACH HERE

PROXY FOR HOLDERS OF COMMON STOCK OF

BSQUARE CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BSQUARE CORPORATION

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 22, 2010

The undersigned holder of common stock of BSQUARE Corporation, a Washington corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 4, 2010, and hereby appoints Brian T. Crowley and Scott C. Mahan, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 22, 2010 at 10:00 a.m. local time at the Company’s offices at 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004 and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THREE NOMINEES FOR DIRECTOR NAMED IN THE ACCOMPANYING PROXY STATEMENT; (2) FOR RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010; AND (3) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

72062